UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2004

CABELA’S INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32227	20-0486586
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Cabela Drive, Sidney, Nebraska	69160
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (308) 254-5505

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As discussed in Item 5.02 below, on December 22, 2004, the Board of Directors of Cabela’s Incorporated (the “Company”) appointed Theodore M. Armstrong as a new director. A summary of the compensation currently provided to the Company’s non-employee directors is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 22, 2004, Theodore M. Armstrong was appointed by the Board of Directors to serve as a Class II director of the Company to hold office for a term expiring at the Annual Meeting of Stockholders held in 2006. Mr. Armstrong was also appointed to serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors. A copy of the press release announcing Mr. Armstrong’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits.
                          10.1    Summary of compensation for non-employee directors
                          99.1    Press release dated December 27, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                   CABELA’S INCORPORATED

Dated: December 27, 2004            By: /s/ Ralph W. Castner
                                            Ralph W. Castner
                                            Vice President and Chief Financial Officer

INDEX TO EXHIBITS
                          Exhibit No.      Description

10.1    Summary of compensation for non-employee directors

99.1    Press release dated December 27, 2004